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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Fastenal Company:

     We consent to the use of our reports incorporated by reference in the Registration Statement (Form S-3) and related Prospectus of Fastenal Company for the registration of 2,430,360 shares of its common stock and to the reference to our firm under the heading "Experts" in such Prospectus. The audit report covering the December 31, 2001 financial statements refers to the adoption of Statement of Financial Accounting Standards No. 141, Business Combinations, on July 1, 2001.

                                                /s/ KPMG LLP

Minneapolis, Minnesota                          KPMG LLP
May 13, 2002